EXHIBIT 4.1

                         CONVERSION COMMITMENT AGREEMENT

         This Conversion Commitment Agreement (the "Conversion Commitment Agreement") dated and effective as of June 23, 2003, is by and between RTIN Holdings, Inc., a Texas corporation (the "Company"), the holders of the Debentures (defined herein below), each of whom has executed a Holder's Signature page attached hereto pursuant to which the holder agrees to be a party to this Conversion Commitment Agreement (the "Holders"), and the investors, each of whom has executed an Investor's Signature page attached hereto pursuant to which such investor agrees to be a party to this Conversion Commitment Agreement (the "Investors").

                              W I T N E S S E T H :

         WHEREAS, on May 29, 2002 (the "Issue Date"), the Company filed a Certificate of Designation to issue the Company's Series A 10% Convertible Preferred Stock, Par Value $.10 (the "Preferred Shares");

         WHEREAS, pursuant to that certain Series A Preferred Agreement, dated June 24, 2003 (the "Series A Agreement"), the Company agreed to issue, effective May 29, 2002, 1,999,920 shares of its Series A Preferred Stock (the " Preferred Stock") to the Holders in exchange for that certain Convertible Debenture dated June 28, 1998, in the original principal amount of $1,500,000 and that certain Convertible Debenture dated February 29, 2000 in the original principal amount of $690,000 (the "Debentures"); and

         WHEREAS, as a condition to this Agreement the Company, the Holders and the Investors have entered into a Series A Stock Agreement of even date hereof pursuant to which the Investors acquired some of the Preferred Stock (the "Series A Agreement"); and

         WHEREAS, the Company, the Holders and the Investors have determined that it would be each in their best interests to convert the Preferred Stock to Common Stock, $.01 par value per share (the "Common Stock"), of the Company; and

         WHEREAS, it is a condition to the obligations of the parties to the Series A Agreement that they sign and deliver this Conversion Commitment Agreement;

         NOW, THEREFORE, the parties agree as follows:

                                    Article I
                                    Exchange

         Section 1.1 Exchange. Conditioned upon the concurrent closing of the transactions contemplated by the Series A Agreement, each of the Holders and the Investors agree to transfer and deliver to the Company for exchange all shares of Preferred Stock now owned or hereafter acquired by them, and the Company hereby agrees to receive, cancel and exchange shares of Preferred Stock from the Holders and the Investors for shares of Common Stock on the effective date hereof, at the rate of two and three quarters (2.75) share (the "Shares") of Common Stock for each share of Preferred Stock.


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         Section 1.2 Manner of Delivery.  Simultaneously  with the  execution of this Conversion Commitment Agreement, the parties shall execute an escrow agreement (the "Conversion Escrow Agreement") and a copy of the Conversion Escrow Agreement and this Conversion Commitment Agreement shall be delivered to Harbour, Smith, Harris & Merritt, P.C. (the "Escrow Agent"). On or before the Closing under the Series A Agreement (a) the Holders shall deliver to the Escrow Agent or its designated depository one or more certificates evidencing 1,999,920 Preferred Shares, duly endorsed in blank (which endorsement may be evidenced by one or more duly executed stock powers in blank); and (b) the Company shall deliver to the Escrow Agent one or more duly authorized, issued and executed certificates representing Shares in the exchange ratio set forth above in the name of the Holders (which shall result in the delivery of 1,625,000 free trading shares to Holders) and Investors (which shall result in the Delivery of 3,882,133 free trading shares to the Investors) or, if the Company otherwise has been notified, in the name of the Holders' or Investors' nominees. By executing and delivering this Conversion Commitment Agreement, the Holders, the Company and the Investors each hereby agree to observe the terms and conditions of the Conversion Escrow Agreement, all of which are incorporated herein by reference as if fully set forth herein.

                                   Article II
                   Representations and Warranties of Investors

         Section 2.1 Representations of Investors. Each of the Investors, as to themselves individually and not as to any other Investor, makes the following representations, warranties and covenants.

         A. Organization, Existence and Power. Each Investor is a corporation, limited liability company, limited partnership or other organization duly organized, validly existing and in good standing, and has full corporate or partnership power and authority to enter into this Conversion Commitment Agreement and to consummate the transactions contemplated hereunder. Neither the execution and delivery of this
         Conversion Commitment Agreement, nor the consummation of the transactions contemplated hereunder conflicts with, or will result in any violation of (a) the charter, by-laws, partnership agreement or other organizational documents of such Investor, each as currently in effect, or (b) any material loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement to which such Investor is a party or by which any of its assets are bound.

         B. Authorization and Execution. This Conversion Commitment Agreement has been duly and validly authorized, executed and delivered by the Investors and is a valid and binding agreement of each of the Investors enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.


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         C.  Approvals.  No  authorization,  approval or consent of any court or public or governmental authority is required to be obtained by the Investors for the execution of this Conversion Commitment Agreement or the consummation of the transactions contemplated hereby, except such authorizations, approvals and consents as have been obtained by the Investors prior to the date hereof.

         D. Investment Intent. Each Investor purchased or acquired the shares of Preferred Stock for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act. Each Investor is acquiring the Shares for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

         E. Accredited Investor. Each Investor is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments in securities with similar risks as the Shares, (iii) capable, by reason of their business and financial experience, of evaluating the relative merits and risks of an investment in the Shares, and (iv) able to afford the loss of its investment in the Shares.

         F. Unregistered Securities. Each Investor understands that the Shares have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or any state securities commission and that the Shares are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and any relevant state securities and "blue sky" laws. The Company is relying upon the accuracy of, Investors' compliance with, Investors' representations, warranties and covenants set forth in this Conversion Commitment Agreement to determine the availability of such exemption and the eligibility of the Investors to acquire the Shares.

         G. Access to Information. Each Investor has received and has carefully reviewed a copy of the documents and reports (and exhibits thereto) filed by the Company with the Commission and available on the Commission's EDGAR system, including, but not necessarily limited to, the Company's Annual Report or Form 10-KSB for the year ended December 31, 2002, the Quarterly Report on Form 10-QSB for the fiscal quarter ended since then, the Proxy Statement for the stockholder meeting held in April 2003 (collectively, the "Documents"). Each Investor has also received any additional information that the Investor has requested and has had the opportunity to communicate with representatives of the Company, to each Investor's satisfaction and understands the material contained in the Documents. Each Investor realizes that the purchase of the Shares is a speculative investment, and that the tax and other economic benefits that may be derived therefrom are uncertain. In determining whether or not to proceed with the transaction described herein, each Investor has relied solely upon information set forth in the Documents and upon independent investigations made by such Investor. None of the Investors have been furnished with any other offering literature or prospectus, or received or been furnished with any information, statement or representation, oral or written, that varies in any material way from the information presented and statements made in the Documents.


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


         Section 2.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders and the Investors as follows.

         A. Organization, Existence and Power. The Company is a corporation duly organized, validly existing and in good standing, and has full corporate or partnership power and authority to enter into this Conversion Commitment Agreement and to consummate the transactions contemplated hereunder. Neither the execution and delivery of this
         Conversion Commitment Agreement, nor the consummation of the transactions contemplated hereunder conflicts with, or will result in any violation of (a) the charter or by-laws of the Company, each as currently in effect, or (b) any material loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement to which such the Company is a party or by which any of its assets are bound.

         B. Authorization and Execution. This Conversion Commitment Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

         C. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for its execution of this Conversion Commitment Agreement or the consummation of the transactions contemplated hereby, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

         D. Issuance of Shares. When issued pursuant to this Conversion Commitment Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding agreements or preemptive or similar rights affecting the Shares.

         E. No Misrepresentation. No representation or warranty of the Company contained in this Conversion Commitment Agreement or any of the other Documents, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to the Holders or the Investors pursuant to this Conversion Commitment Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         F. No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D and/or Rule 144 in connection with the offer and sale of the Common Shares as contemplated hereby.


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


         G. Prior Issues. During the twelve (12) months preceding the date hereof, the Company has not issued any common stock or convertible securities in capital transactions which have not been fully disclosed in the Company's filings with the SEC. All such issuances have been fully converted into shares of common stock and there is no outstanding unconverted debt or convertible securities from those transactions.


                    Representations and Warranties of Holders

         Section 2.3 Representations of Holders. Each of the Holders, as to themselves individually and not as to any other Investor, makes the following representations, warranties and covenants.

         A. Organization, Existence and Power. Each of the Holders is a corporation, limited liability company, limited partnership or other organization duly organized, validly existing and in good standing, and has full corporate or partnership power and authority to enter into this Conversion Commitment Agreement and to consummate the transactions contemplated hereunder. Neither the execution and delivery of this
         Conversion Commitment Agreement, nor the consummation of the transactions contemplated hereunder conflicts with, or will result in any violation of (a) the charter, by-laws, partnership agreement or other organizational documents of such Holder, each as currently in effect, or (b) any material loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement to which such Investor is a party or by which any of its assets are bound.

         B. Authorization and Execution. This Conversion Commitment Agreement has been duly and validly authorized, executed and delivered by the Investors and is a valid and binding agreement of each of the Holders enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

         C. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Holders for the execution of this Conversion Commitment Agreement or the consummation of the transactions contemplated hereby, except such authorizations, approvals and consents as have been obtained by the Holders prior to the date hereof.

                                   Article III
                                    Covenants

         Section 3.01. Exempt Offering. This exchange is being made pursuant to the exemption from the registration contained in Section 3(a)(9) of the Securities Act and afforded by Rule 149 thereunder. The Company is relying in part on the Holders' and Investors' representations as set forth herein for purposes of claiming such exemptions.


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         Section 3.02 Tacking.  The common shares which will be issued  pursuant to this transaction will carry tacking privileges whereby the holding period for the shares began at the time of investment by the Holders and is therefore immediately subject to resale without volume limitations pursuant to Rule 144 of the Securities Act.

         Section 3.04. Indemnification.

         A. The Company agrees to indemnify, hold harmless, reimburse and defend the Holders and the Investors against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Holders and the Investors which results, arises out of or is based upon (a) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or Reports or other Written Information; or (b) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and the Holders or the Investors relating hereto.

         B. the Investors agree to indemnify, hold harmless, reimburse and defend the Company at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (a) any misrepresentation by the Investors in this Agreement or in any Exhibits or Schedules attached hereto; or (b) any breach or default in performance by the Investors of any covenant or undertaking to be performed by the Investors hereunder, or any other agreement entered into by the Company and the Holders or the Investors relating hereto.

         C. the Holders agree to indemnify, hold harmless, reimburse and defend the Company at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (a) any misrepresentation by the Holders in this Agreement or in any Exhibits or Schedules attached hereto; or (b) any breach or default in performance by the Holders of any covenant or undertaking to be performed by the Holders hereunder, or any other agreement entered into by the Company and the Holders or the Investors relating hereto.

                                   Article IV
                                 Miscellaneous.

         Section 4.01. Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section;


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



                  if to the Company, to:

                           RTIN Holdings, Inc.
                           Attn: Curtis Swanson
                           3218 Page Road
                           Longview, Texas 75605
                           Fax: 903.234.9777

                           With a copy to:

                           Franklin, Cardwell & Jones
                           Attn:  Larry Wilson
                           1001 McKinney
                           18th Floor
                           Houston, TX  77002
                           Fax:  713.222.0938


                  if to the Holders, to such Stockholder at the address on the books and records of the Company with a copy to:

                           Law Offices of Michael S. Rosenblum
                           Attn:  Michael S. Rosenblum, Esq.
                           1875 Century Park East, Suite, 700
                           Los Angeles, California  90067
                           (310) 286-3010 (fax)


                  if to the Investors, to such Investor at the address on the Investor's Signature Page:

                  if to the Escrow Agent, to:

                           Harbour, Smith, Harris & Merritt, PC
                           Attn:   Bruce Smith
                           P.O. Box 2072 Longview, Texas 75606
                          (903) 753-5123 (fax)

         Section  4.02.   Closing.   The   consummation   of  the   transactions
contemplated herein shall take place at the offices of the Escrow Agent, as soon as practical after Closing of the Series A Agreement.

         Section 4.03. Entire Agreement; Assignment. This Agreement, The Series A Agreement and all agreements expressly referred to herein or therein represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of any party shall be assigned by that party without prior notice to and the written consent of the other parties.


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


         Section 4.04. Execution. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of this Agreement.

         Section 4.05. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the federal courts sitting in the district of which New York, New York is a part if it can acquire jurisdiction or in the state courts of the State of New York located in the city of New York, New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.

         Section 4.06. Consent to Jurisdiction. Subject to Section 4.05 hereof, each of the Company, the Holders and the Investors hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         Section 4.07. Execution by Facsimile. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.


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         IN  WITNESS  WHEREOF,  the / parties  have  signed and  delivered  this
Conversion Commitment Agreement as of the date first above written.

                                          RTIN HOLDINGS, INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          THE HOLDERS

                                          DOMINION CAPITAL FUND LIMITED


                                          BY:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          SOVEREIGN PARTNERS LIMITED PARTNERSHIP


                                          BY:
                                              ----------------------------------
                                              Name:
                                              Title:



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                            INVESTOR'S SIGNATURE PAGE

The  undersigned   Investor  hereby  subscribes  to  the  foregoing   Conversion
Commitment Agreement. If the Investor is an entity, this Conversion Commitment Agreement has been executed by its duly authorized officer or signatory.

The undersigned Investor specifically represents and acknowledges that it (a) is a sophisticated investor who, by expertise and experience, is familiar with the risks of speculative investments, (b) has had the opportunity to pose questions to and receive answers from the management of RTIN Holdings, Inc. regarding the investment, (c) is financially able invest in speculative investments and afford the potential loss of its entire investment, and (d) has not received any information about RTIN Holdings, Inc. and has not relied upon any representations of any person except as set forth in the Conversion Commitment Agreement.

Investor Name:
                  --------------------------------------------

         By:
                  --------------------------------------------
                  Name:
                  Title:

ADDRESS OF INVESTOR:

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Phone:
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Fax:
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